                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A




                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 20, 1998



                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                    ----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)




0-21485                                                               38-3306717
-------                                                               ----------
(Commission File Number)                       (IRS Employer Identification No.)

4000 TOWN CENTER, SUITE 1100,
 SOUTHFIELD, MICHIGAN                                                      48075
 --------------------------------------                                    -----
(Address of Principal Executive Offices)                              (Zip Code)


                                 (248) 386-8300
                                 --------------
              (Registrant's Telephone Number, Including Area Code)




                                      NONE
                                      ----
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

On September 2, 1998, the Company filed a Current Report on Form 8-K with respect to the acquisition by the Company's wholly-owned subsidiary, Enterprise Consulting Group, Inc. of the assets of Aviant Information, Inc., an information technology consulting business and a wholly owned subsidiary of Whittaker Corporation. Such Current Report indicated that the required financial statements and pro forma financial information would be filed within sixty (60) days of the due date of this Form 8-K.

The financial statements and pro forma financial information are filed herewith as follows:

          (a) Financial statements of business acquired

          Financial statements of the business acquired as of and for the periods ended October 31, 1997 and July 31, 1998 are included herein.

          (b) Pro forma financial information

          Pro forma financial information for the year ended December 31, 1997 and the six months ended June 30, 1998 are included herein.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SUPERIOR CONSULTANT HOLDINGS
                                     CORPORATION




Date:    November 2, 1998            By:               /s/James T. House
                                         ---------------------------------------
                                         James T. House, Chief Financial Officer
                                         (Signature)

        Index to Financial Statements and Pro Forma Financial Information




                                                                                                   Page

Report of Independent Certified Public Accountants...............................................    5

Balance Sheets - October 31, 1997 and July 31, 1998 (unaudited)..................................    6

Statements of Operations - For the period from January 14, 1997 (date of inception) through October 31, 1997 and the nine
months ended July 31, 1998 (unaudited)...........................................................    7

Statement of Deficit in Stockholder's Equity - For the period from January 14,
1997 (date of inception) through October 31, 1997 and
the nine months ended July 31, 1998 (unaudited)..................................................    8

Statements of Cash Flows - For the period from January 14, 1997 (date of inception) through October 31, 1997 and the nine
months ended July 31, 1998 (unaudited)...........................................................    9

Notes to Financial Statements....................................................................   10

Pro Forma Unaudited Consolidated Condensed Statement of
Operations - For the year ended December 31, 1997................................................   15

Pro Forma Unaudited Consolidated Condensed Balance Sheet -
June 30, 1998....................................................................................   16

Pro Forma Unaudited Consolidated Condensed Statement of
Operations - For the six months ended June 30, 1998..............................................   17

Notes to Pro Forma Unaudited Consolidated Condensed
Financial Information............................................................................   18

               Report of Independent Certified Public Accountants



To the Board of Directors
Aviant Information, Inc.

     We have audited the accompanying balance sheet of Aviant Information, Inc. (a Delaware corporation and a wholly-owned subsidiary of Whittaker Corporation) as of October 31, 1997, and the related statements of operations, stockholder's equity and cash flows for the period from January 14, 1997 (date of inception) through October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aviant Information, Inc. as of October 31, 1997, and the results of its operations and its cash flows for the period from January 14, 1997 (date of inception) through October 31, 1997, in conformity with generally accepted accounting principles.


                                                  /s/GRANT THORNTON LLP



Detroit, Michigan
October 16, 1998

                            Aviant Information, Inc.

                                 Balance Sheets

--------------------------------------------------------------------------------

                                                                                            July 31,
                                                                       October 31,            1998
                              ASSETS                                      1997            (unaudited)
                                                                       -----------        -----------
Current Assets
    Accounts receivable, net of allowance for doubtful
        accounts of $1,351,836 at October 31, 1997 and
        $535,320 at July 31, 1998 ..............................       $ 3,635,768        $ 1,999,060
    Due from affiliates ........................................         1,765,397          1,728,804
    Prepaids and other .........................................            52,699             92,905
                                                                       -----------        -----------
                 Total current assets ..........................         5,453,864          3,820,769

Property and equipment, net ....................................           367,720            326,494

Other assets ...................................................           160,166             43,993
                                                                       -----------        -----------
                 Total Assets ..................................       $ 5,981,750        $ 4,191,256
                                                                       ===========        ===========

            LIABILITIES AND DEFICIT IN STOCKHOLDER'S EQUITY

 Current Liabilities
    Bank overdraft .............................................       $    85,419        $   117,479
    Due to parent ..............................................           909,502          4,346,324
    Accounts payable ...........................................           492,817             47,026
    Accrued liabilities ........................................         2,753,676          1,162,792
    Customer advances ..........................................         1,263,269            850,531
                                                                       -----------        -----------
                 Total Current Liabilities .....................         5,504,683          6,524,152

Commitment (Note 8) ............................................              --                 --

Stockholder's equity (deficit)
    Common stock, authorized 10,000 shares of
       $1 par value, 1,000 shares issued and outstanding .......             1,000              1,000
    Additional paid-in capital .................................         4,199,667          4,199,667
    Accumulated deficit ........................................        (3,723,600)        (6,533,563)
                                                                       -----------        -----------
                 Total stockholder's equity (deficit) ..........           477,067         (2,332,896)
                                                                       -----------        -----------
                 Total Liabilities and Stockholder's Equity ....       $ 5,981,750        $ 4,191,256
                                                                       ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                            Aviant Information, Inc.

                            Statements of Operations

--------------------------------------------------------------------------------

                                                                             Period from
                                                                             January 14,          Nine
                                                                             1997 (date          Months
                                                                            of inception)         Ended
                                                                               through           July 31,
                                                                             October 31,          1998
                                                                                1997           (unaudited)
                                                                           -------------      ------------
Revenues...............................................................     $  5,350,090       $ 5,956,165

Costs and expenses
    Cost of services...................................................        5,345,303         4,782,663
    Selling, general and administrative expenses.......................        3,740,887         3,983,465
                                                                           -------------      ------------
         Total costs and expenses......................................        9,086,190         8,766,128
                                                                           -------------      ------------
         Loss from operations..........................................       (3,736,100)       (2,809,963)

Other income, principally interest income..............................           12,500               -
                                                                           -------------      ------------
         Loss before income taxes......................................       (3,723,600)       (2,809,963)

Income tax benefit.....................................................              -                 -
                                                                           -------------      ------------
         Net loss......................................................    $  (3,723,600)     $ (2,809,963)
                                                                           =============      ============





















   The accompanying notes are an integral part of these financial statements.

                            Aviant Information, Inc.

                  Statement of Deficit in Stockholder's Equity

--------------------------------------------------------------------------------


                                                                     Additional
                                             Common Stock             Paid-In         Accumulated
                                          Shares         Amount       Capital           Deficit            Total
                                          -------       -------      ---------        -----------        ----------
Issuance of 1,000 shares
    of common stock.................      1,000         $1,000      $4,199,667       $       -         $ 4,200,667

Net loss............................        -              -               -          (3,723,600)       (3,723,600)
                                          -----         ------       ---------        ----------        ----------
Balance at October 31, 1997.........      1,000          1,000       4,199,667        (3,723,600)          477,067

Net loss (unaudited)................        -              -               -          (2,809,963)       (2,809,963)
                                          -----         ------       ---------        ----------        ----------
Balance at July 31, 1998
    (unaudited).....................      1,000         $1,000      $4,199,667       $(6,533,563)      $(2,332,896)
                                         ======        =======     ===========      ============      ============







   The accompanying notes are an integral part of these financial statements.

                            Aviant Information, Inc.

                            Statements of Cash Flows

--------------------------------------------------------------------------------


                                                                             Period from
                                                                             January 14,         Nine
                                                                             1997 (date         Months
                                                                            of inception)        Ended
                                                                               through         July 31,
                                                                             October 31,         1998
                                                                                1997          (unaudited)
                                                                              ----------        ----------
Cash flows from operating activities:
    Net loss...........................................................      $(3,723,600)      $(2,809,963)
    Adjustments to reconcile net loss to net cash
       used in operating activities
          Depreciation and amortization................................          274,339           235,477
          Changes in operating assets and liabilities:
              Accounts receivable......................................       (3,635,768)        1,636,708
              Prepaids and other.......................................          (52,699)          (40,206)
              Due from affiliates......................................       (1,765,397)           36,593
              Other assets.............................................         (160,166)          116,173
              Bank overdraft...........................................           85,419            32,060
              Accounts payable.........................................          492,817          (445,791)
              Accrued liabilities......................................        2,753,676        (1,590,884)
              Customer advances........................................        1,263,269          (412,738)
                                                                              ----------        ----------
                 Net cash used in operating activities.................       (4,468,110)       (3,242,571)

Cash flows used in investing activities:
    Purchases of property and equipment ...............................         (642,059)         (194,251)
                                                                              ----------        ----------
                 Net cash used in investing activities.................         (642,059)         (194,251)

Cash flows provided by financing activities:
    Net receipts from parent...........................................          909,502         3,436,822
    Issuance of common stock...........................................        4,200,667               -
                                                                              ----------        ----------
                 Net cash provided by financing activities.............        5,110,169         3,436,822

Net change in cash and cash equivalents..............................                -                 -
Cash and cash equivalents, beginning of period.........................              -                 -
                                                                              ----------        ----------
Cash and cash equivalents, end of period...............................     $        -        $        -
                                                                            ============      ============







   The accompanying notes are an integral part of these financial statements.

                            Aviant Information, Inc.

                          Notes to Financial Statements

                 October 31, 1997 and July 31, 1998 (Unaudited)

--------------------------------------------------------------------------------


1.   Organization and Nature of Operations

     Aviant Information, Inc. (the Company) is a wholly-owned subsidiary of Whittaker Corporation (Whittaker) which was formed in January 1997 to serve the growing requirements of health care information management. By assessing network needs, diagnosing problems and implementing corrective actions, the Company addresses critical issues for health care operations such as network management, collaborative communication, security management, remote-access implementation and high-speed networking. The Company offers a full range of customizing services in four main areas: network assessments, design/redesign, integration and implementation and continuing services, for firms in the healthcare industry throughout the United States.

2.   Summary of Accounting Policies

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     Property and Equipment

     Property and equipment are stated at cost. Expenditures for major renewals and improvements that extend the useful life of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Revenue Recognition

     The Company recognizes revenues as services are performed for projects billed on a time and materials basis. On fixed-fee projects, the Company recognizes revenue using the percentage of completion basis. Customer advances represents billings and collections made in advance of services being performed.

     Stock-Based Compensation

     For options granted to employees, the Company follows the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

                            Aviant Information, Inc.

                 October 31, 1997 and July 31, 1998 (Unaudited)

--------------------------------------------------------------------------------


3.   Property and Equipment

     Property and equipment consist of the following:

                                                                                July 31,
                                                             October 31,          1998           Range
                                                               1997           (unaudited)       of Life
                                                              ---------        ---------       ---------
     Machinery and equipment.........................       $    53,893      $    57,306       3-5 years
     Computer equipment..............................         1,375,831        1,560,363       3-5 years
     Furniture and fixtures..........................            54,878           61,184       3-5 years
                                                              ---------        ---------
                                                              1,484,602        1,678,853
                 Less accumulated depreciation.......         1,116,882        1,352,359
                                                              ---------        ---------
                                                            $   367,720      $   326,494
                                                            ===========      ===========


4.   Accrued Liabilities

     Accrued liabilities consist of the following:
                                                                                               July 31,
                                                                             October 31,         1998
                                                                                1997          (unaudited)
                                                                               ---------         ---------
        Payroll and withholding taxes....................................    $   432,936       $   388,715
        State and local taxes............................................        104,385            10,438
        Estimated costs to complete fixed
           price contracts...............................................      1,242,288           213,622
        Compensation.....................................................        965,388           451,519
        Other............................................................          8,679            98,498
                                                                               ---------         ---------
                    Total accrued liabilities............................     $2,753,676        $1,162,792
                                                                             ===========       ===========

5.   Income Taxes

     The Company files its tax return as part of the Whittaker consolidated group. Whittaker allocates tax amounts to its individual subsidiaries to approximate the tax provision, assets and liabilities that would be recorded if the entities filed their tax returns on a separate company basis.

     The tax benefit that would be expected by applying the U.S. federal income tax rate to the loss before income taxes has been eliminated by a valuation allowance.

     Deferred income taxes reflect the net tax effects of temporary differences between the reported amounts of assets and liabilities in the financial statements and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets include benefits from net operating losses and compensation. All deferred tax assets have been eliminated by a valuation allowance.
                                       11

                            Aviant Information, Inc.

                 October 31, 1997 and July 31, 1998 (Unaudited)

--------------------------------------------------------------------------------


6.   Stock Options

     On October 14, 1997 the 1997 Stock Option Plan of Aviant Information, Inc. (the Plan) was adopted. The Plan provides for the granting of options to purchase the common stock of the Company. The term of each option may be five or ten years and become exercisable, with respect to an individual, in annual installments of at least 25% of the total number of options granted to that individual commencing one year from the grant date and in full upon the consummation of an initial public offering of the common shares of the Company or the transfer of more than 50% of the Company's common stock to a non-affiliate of Aviant, Whittaker or the shareholders of Whittaker. The exercise price of an option shall be at least the fair market value of the common stock of the Company on the grant date of the option. During 1997 there were 450,500 options granted under the Plan all of which were outstanding at October 31, 1997. At October 31, 1997 there were no common shares of Aviant which were publicly traded or quoted and therefore, per the terms of the Plan, the exercise price was established by the Board of Directors at $0.50 per share. At October 31, 1997 the weighted average remaining contractual life of options under the Plan was 9.96 years and there were 1,549,500 shares reserved for future grants under the Plan.

     The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants in 1997: dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 5.7%, and expected life of 5 years.

     Had compensation cost for the plan been determined based on the fair value of all the options at the grant dates consistent with Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation, the Company would have reported a pro forma net loss of approximately $3,872,265 for the period ended October 31, 1997.

7.   Related Party Transactions

     During the period ended October 31, 1997 and for the nine months ended July 31, 1998 the Company was charged certain general and administrative expenses by Whittaker Corporation totaling $189,000 and $284,000, respectively.

     The amounts due from affiliates shown on the accompanying balance sheets represent receivables due from brother/sister companies within the Whittaker family. The amounts have no specific repayment terms and are non-interest bearing.

     The amounts due to parent shown on the accompanying balance sheets represent borrowings from Whittaker Corporation. The amounts have no specific repayment terms and are non-interest bearing.

                            Aviant Information, Inc.

                 October 31, 1997 and July 31, 1998 (Unaudited)

--------------------------------------------------------------------------------


8.   Commitment

     The Company leases its office facilities under a lease agreement classified as an operating lease. Future minimum lease payments under such noncancelable operating lease as of October 31, 1997 follows:

                Years ending October 31:
                           1998........................................        $  62,000
                           1999........................................           62,000
                           2000........................................           62,000
                           2001........................................           54,000
                                                                                --------
                           Total future minimum lease payments.                $ 240,000
                                                                               =========


     Rent expense amounted to approximately $65,000 for the period ended October 31, 1997 and $67,000 for the nine months ended July 31, 1998.

9.   Major Customer

     During the period ended October 31, 1997, the Company derived approximately 15% of its revenue from one customer. As of October 31, 1997, accounts receivable from this customer comprised approximately 10% of total accounts receivable.

10.  Subsequent Event

     Effective August 20, 1998, the Company was purchased by Enterprise Consulting Group, Inc. (a subsidiary of Superior Consultant Holdings Corporation) for approximately $5.1 million in cash.

            SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES

        PRO FORMA UNAUDITED CONSOLIDATED CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------


         On August 20, 1998 Superior Consultant Holdings Corporation (the Company), through its subsidiary, Enterprise Consulting Group, Inc. purchased Aviant Information, Inc. for approximately $5,100,000 in cash.

         The pro forma unaudited consolidated condensed statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 present the historical results of the Company combined with Aviant Information, Inc. and the pro forma adjustments as if the purchase had been made at the beginning of the periods presented. The pro forma unaudited consolidated condensed balance sheet as of June 30, 1998 presents the financial condition of the Company combined with Aviant Information, Inc. and the pro forma adjustments as if the purchase had been made on June 30, 1998. The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto contained in the Company's Form 10-K for the year ended December 31, 1997, and Form 10-Q for the six months ended June 30, 1998. The pro forma results do not reflect any benefit from economies which might be achieved from combined operations. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the financial condition or results of operations which actually would have occurred if the acquisition had taken place on the basis presumed above, nor are they indicative of future combined operations.

            SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES

       PRO FORMA UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

--------------------------------------------------------------------------------

                                                                                 AVIANT          PRO
                                                                              INFORMATION,      FORMA        PRO
                                                                   SUPERIOR       INC.       ADJUSTMENTS    FORMA
                                                                   --------    ----------     -----------   -------
Revenues......................................................  $    76,895     $  5,350    $     -       $  82,245

Cost and expenses
    Cost of services..........................................       39,260        5,345          -          44,605
    Selling, general and administrative expenses..............       30,378        3,741          226(a)     34,345
    Executive compensation expense............................          858          -            -             858
                                                                -----------     --------     --------     ---------
                 Total costs and expenses.....................       70,496        9,086          226        79,808
                                                                -----------     --------     --------     ---------
                 Earnings (loss) from operations..............        6,399       (3,736)        (226)        2,437

Interest expense..............................................          123          -            -             123
Other (income), principally interest income...................       (2,851)         (12)         -          (2,863)
Costs incurred in connection with mergers.....................          917          -            -             917
                                                                -----------     --------     --------     ---------
                 Earnings (loss) before income taxes..........        8,210       (3,724)        (226)        4,260
Income taxes (benefit)........................................        3,625          -         (1,744)(b)     1,881
                                                                -----------     --------     --------     ---------
                 Net earnings (loss)..........................  $     4,585     $ (3,724)    $  1,518     $   2,379
                                                                ===========     ========     ========     =========
Net earnings per share
    Basic.....................................................  $      0.54                               $   0.28
                                                                ===========                               =========
    Diluted...................................................  $      0.53                               $   0.27
                                                                ===========                               =========
Weighted average number of common shares outstanding
    Basic.....................................................        8,519                                   8,519
                                                                ===========                               =========
    Diluted...................................................        8,670                                   8,670
                                                                ===========                               =========

           See notes to pro forma consolidated condensed statements.

            SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES

            PRO FORMA UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET

                                  JUNE 30, 1998
                                 (IN THOUSANDS)

--------------------------------------------------------------------------------


                                                                      AVIANT                     PRO
                                                                   INFORMATION,    TOTAL        FORMA        PRO
                                                        SUPERIOR       INC.      COMBINED     ADJUSTMENTS    FORMA
                                                        --------    ----------   ---------    -----------   -------
Assets
    Cash............................................. $    1,162    $    -     $    1,162   $    -       $    1,162
    Short-term investments...........................     67,756         -         67,756     (4,543)(a)     63,213
    Accounts receivable, net.........................     25,282       1,999       27,281        -           27,281
    Due from affiliates..............................        -         1,729        1,729     (1,729)(a)        -
    Other current assets.............................      2,387          93        2,480        -            2,480
    Property and equipment, net......................     11,071         326       11,397        -           11,397
    Goodwill, net....................................     11,550         -         11,550       2,081(a)     13,631
    Other long term assets...........................      4,608          44        4,652        -            4,652
                                                     -----------    --------   ----------   --------     ----------
                 Total Assets........................ $  123,816      $4,191     $128,007   $ (4,191)      $123,816
                                                     ===========    ========   ==========   ========     ==========
Liabilities and Stockholders' Equity
    Bank overdraft................................... $      -       $   117   $      117       (117)(a) $      -
    Due to parent....................................        -         4,346        4,346     (4,346)(a)        -
    Accounts payable.................................      1,229          47        1,276        (47)(a)      1,229
    Accrued liabilities..............................      5,302       1,163        6,465     (1,163)(a)      5,302
    Customer advances................................        -           851          851       (851)(a)        -
    Deferred revenue.................................      1,045         -          1,045        -            1,045
    Other liabilities................................      1,254         -          1,254        -            1,254
    Common stock.....................................        103           1          104         (1)(a)        103
    Additional paid-in capital.......................    107,820       4,200      112,020     (4,200)(a)    107,820
    Retained earnings (accumulated deficit)..........      7,742      (6,534)       1,208      6,534 (a)      7,742
    Stockholder's notes receivable...................       (679)        -           (679)       -             (679)
                                                     -----------    --------   ----------   --------     ----------
                 Total Liabilities and
                    Stockholder's Equity............. $  123,816    $  4,191   $  128,007   $ (4,191)    $  123,816
                                                     ===========    ========   ==========   ========     ==========













            See notes to pro forma consolidated condensed statements.

            SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES

       PRO FORMA UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

--------------------------------------------------------------------------------

                                                                               AVIANT           PRO
                                                                            INFORMATION,       FORMA         PRO
                                                                   SUPERIOR     INC.        ADJUSTMENTS     FORMA
                                                                   --------   ----------     -----------   --------
Revenues......................................................     $ 52,180   $  5,956      $   -         $  58,136

Cost and expenses
    Cost of services..........................................       26,814      4,783          -            31,597
    Selling, general and administrative expenses..............       20,565      3,983          123 (a)      24,671
                                                                  ---------  ---------     --------       ---------
                 Total costs and expenses.....................       47,379      8,766          123          56,268
                                                                  ---------  ---------     --------       ---------
                 Earnings (loss) from operations..............        4,801     (2,810)        (123)          1,868

Other (income), principally interest income...................       (2,622)       -            -            (2,622)
                                                                  ---------  ---------     --------       ---------
                 Earnings (loss) before income taxes..........        7,423     (2,810)        (123)          4,490

Income taxes (benefit)........................................        2,989        -         (1,181)(b)       1,808
                                                                  ---------  ---------     --------       ---------
                 Net earnings (loss)..........................     $  4,434   $ (2,810)    $  1,058       $   2,682
                                                                  =========  =========     ========       =========
Net earnings per share
    Basic.....................................................     $   0.43                               $    0.26
                                                                  =========                               =========
    Diluted...................................................     $   0.42                               $    0.25
                                                                  =========                               =========
Weighted average number of common shares outstanding
    Basic.....................................................       10,236                                  10,236
                                                                  =========                               =========
    Diluted...................................................       10,530                                  10,530
                                                                  =========                               =========

           See notes to pro forma consolidated condensed statements.

            Superior Consultant Holdings Corporation and Subsidiaries

Notes To Pro Forma Unaudited Consolidated Condensed Financial Information

--------------------------------------------------------------------------------

         The accompanying pro forma unaudited consolidated condensed financial statements presents the financial condition and results of operations of Superior Consultant Holdings Corporation and Subsidiaries (Superior) giving effect to the acquisition of Aviant Information, Inc. The purchase price was $3,395,500, plus the value of accounts receivable, less customer advances not included in accounts receivable.

Pro forma adjustments are as follows:

For the year ended December 31, 1997:

(a) Adjust goodwill amortization based on the cost of the business acquired, using an amortization period of fifteen years.

(b) Adjustment to reflect tax expense of the combined operations after giving effect to the above adjustment.

Balance Sheet as of June 30, 1998:

(a) Adjustment to record the purchase and allocate the purchase price on a preliminary basis.

For the six months ended June 30, 1998:

(a) Adjust goodwill amortization based on the cost of the business acquired, using an amortization period of fifteen years.

(b) Adjustment to reflect tax expense of the combined operations after giving effect to the above adjustment.